U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)	On March 17, 2015, Advanced Emissions Solutions, Inc. (the “Company”) received notice from The NASDAQ Stock Market LLC (“NASDAQ”) that NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting of the common stock of the Company due to the Company’s failure to comply with NASDAQ Listing Rules 5250(c)(1), 5620(a) and 5620(b). The delisting becomes effective ten days after the Form 25 is filed. On March 20, 2015, NASDAQ filed the Form 25. The delisting will become effective on March 30, 2015.

As previously announced, the Company received a notification letter from NASDAQ on January 30, 2015 indicating that the NASDAQ Listing Qualifications Hearings Panel had determined to delist the shares of the Company from NASDAQ and, accordingly, NASDAQ suspended trading in the Company’s shares effective at the open of business on Tuesday, February 3, 2015. The Company’s common stock currently trades on the OTC Markets – OTC Pink Tier under the trading symbol ADES.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2015

Advanced Emissions Solutions, Inc. Registrant

/s/ L. Heath Sampson L. Heath Sampson Chief Financial Officer and Treasurer

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